EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         JOHN De NIGRIS ASSOCIATES, INC.

Under Section 805 of the Business Corporation Law

     The undersigned, being respectively the President and Secretary of JOHN De NIGRIS ASSOCIATES, INC., do hereby certify as follows:

     1.   The name of the corporation is JOHN De NIGRIS ASSOCIATES, INC.

     2. The Certificate of Incorporation of the corporation was filed by the Department of State on March 18, 1968.

     3. The Certificate of Incorporation is hereby amended to effect the following changes authorized by Section 801 of the Business Corporation Law.

          (a) The aggregate number of shares of capital stock which the corporation is authorized to issue shall be changed and increased from 2,000 shares of common stock, $1.00 par value, to 1,000,000 shares of common stock, $.10 par value.

          (b) The 2,000 shares of common stock ($1.00 par value) presently issued and outstanding, shall be changed to 190,000 shares of the newly authorized common stock 0.10 par value) by changing each share of common stock ($1.00 par value) into 95 shares of the newly authorized common stock ($.10 par value).

          (c) Stockholders of the corporation shall be denied preemptive rights. The Board of Directors of the corporation shall be authorized to issue, sell or otherwise dispose of any and all of the common stock or other securities of the corporation presently or hereafter authorized, to such persons and upon such terms and conditions as may to the Board of Directors seem proper and advisable, without first offering said common stock or other securities to existing stockholders of the corporation.

     4. In order to effectuate the aforesaid changes, the following amendments are hereby made in the Certificate of Incorporation:

          (a) Article FOURTH of the Certificate of Incorporation is hereby deleted in its entirety, and in the place and stead thereof shall be substituted the following:

               "FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is One Million (1,000,000) shares at a par value of $.10 per share.


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               Each common stockholder of the corporation is entitled to one vote to be cast in person or by proxy, for each share of common stock registered in his name.

               No shareholder of this corporation shall have a preemptive right because of his shareholdings to have first offered to him any part of any of the presently authorized shares of this corporation, or any part of any stock of this corporation hereafter authorized or issued, optioned or sold, or any part of any debenture, bonds, notes or securities of this corporation convertible into shares hereafter issued, optioned or sold by the corporation. This provision shall operate to defeat rights in all shares and classes of shares now or hereafter authorized and in all debentures, bonds, notes or securities of this corporation which may be convertible into shares, and also to defeat preemptive rights in any and all shares and classes of shares and securities convertible into shares which this corporation may be hereafter authorized to issue by an amended certificate duly filed. Thus, any and all of the shares of this corporation presently authorized and any and all debentures, bonds, notes or securities of this corporation convertible into shares and any and all of the shares of this corporation which may hereafter be authorized, may at any time be issued, optioned and contracted for sale and/or sold and disposed of by direction of the Board of Directors of this corporation to such persons, and upon such terms and conditions as may to the Board of Directors seem proper and advisable, without first offering the said shares or securities or any part thereof to existing shareholders."

     5. The amendments set forth in the preceding paragraph were duly authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

     IN WITNESS WHEREOF, we have signed this Certificate on the day of 1968, and we affirm the statements contained herein as true under penalty of perjury.

John De Nigris, President

Paulette Sorino, Secretary


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